UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 26, 1995
                                                         ---------------
                                BALL CORPORATION
             (Exact name of registrant as specified in its charter)



                                    Indiana
                 (State or other jurisdiction of incorporation)



                    1-7349                          35-0160610
           (Commission File Number)     (IRS Employer Identification No.)


          345 South High Street, Muncie, IN             47307-0407
       (Address of principal executive office)          (Zip Code)

    Registrant's telephone number, including area code    (317) 747-6100
                                                         ----------------

                                BALL CORPORATION
                                    FORM 8-K
                              Dated July 6, 1995


Item 5.  Other Events.

On June 26, 1995, Ball Corporation and Compagnie de Saint-Gobain announced their agreement to form a new jointly-owned company in the U.S. which will acquire the glass manufacturing operations of both Ball Glass Container Corporation, a wholly owned subsidiary of Ball Corporation, and the Foster-Forbes glass operations of American National Can, a unit of Pechiney, S.A. Ball expects to receive cash in excess of $125 million and hold a 42 percent interest in the combined entity while Saint-Gobain will hold the other 58 percent interest and will provide a guaranty in support of the acquisition financing and an operating line of credit. Upon closing of the transaction, which is expected prior to December 31, 1995, Ball estimates that a charge will be required of up to $75 million after tax or $2.50 per share. The actual amount of the charge may vary depending upon the resolution of certain matters relating to the transaction. The closing is subject to certain regulatory and other approvals.

Copies of the press releases issued by Ball announcing the action are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

   (c)  Exhibits.

        99.1    Press Release dated June 26, 1995 issued by Ball Corporation
        99.2    Press  Release  dated June 26, 1995 issued by Ball  Corporation,
                   Compagnie de Saint-Gobain and American National Can
                   See Exhibit Index.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BALL CORPORATION
(Registrant)


By:       /s/  R. David Hoover
        -----------------------------
        R. David Hoover
        Senior Vice President and
          Chief Financial Officer

Date:         July 6, 1995
        -------------------------

                                BALL CORPORATION
                                    FORM 8-K
                              Dated July 6, 1995

                                 EXHIBIT INDEX

Exhibit                 Description
- -------                 -----------
EX-99.1 Text of a press release disseminated by the registrant on June 26, 1995.

EX-99.2 Text of a press release disseminated by the registrant, Saint-Gobain and American National Can on June 26, 1995.